For additional information, contact:
Mark Fusler Director of Financial Reporting and Investor Relations investor_relations@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavco.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL 2021 FIRST QUARTER RESULTS

PHOENIX, July 30, 2020 – Cavco Industries, Inc. (Nasdaq: CVCO) today announced financial results for the first fiscal quarter ended June 27, 2020. On August 2, 2019, the Company completed the acquisition of Destiny Homes, which operates a manufactured and modular housing factory in Moultrie, Georgia. The results from this acquired operation since the acquisition date are included in the consolidated financial statements presented herein.
Financial highlights include the following:
•Net revenue for the first quarter of fiscal year 2021 was $254.8 million, down 3.5% from $264.0 million for the first quarter of fiscal year 2020.
◦The decrease is primarily from 12% lower home sales volume in the factory-built housing segment during the quarter. However, the Net revenue decline was partially mitigated by homes sold from the Destiny Homes operation acquired less than a year ago and higher home selling prices compared to the same quarter last year. While the Company entered the quarter with solid factory backlogs and incoming order rates were strong in the last half of the quarter, production inefficiencies limited factory delivery volume causing lower quarterly home sales. The production inefficiencies and decline in Net revenue resulted from challenges related to the novel coronavirus COVID-19 ("COVID-19") pandemic, as discussed further below.
◦Financial services segment revenue increased primarily from $1.0 million of unrealized gains on marketable equity investments in the insurance subsidiary's portfolio compared to minimal unrealized gains in the prior year period. These unrealized gains resulted mainly from the recovery of the underlying equity markets during the quarter.
•Income from operations decreased 20.0% to $20.0 million for the first quarter of fiscal year 2021 compared to $25.0 million in the same quarter last year.
◦In the factory-built housing segment, the Company recorded lower gross profit margins from fewer home sales resulting from COVID-19 related production inefficiencies and expenses. Costs related to the Securities and Exchange Commission ("SEC") inquiry were $0.1 million in the first quarter of fiscal year 2021, net of a $0.5 million insurance recovery of prior expenses, compared to $0.8 million in the comparable period. Both periods incurred $2.1 million in charges for the amortization of additional director and officer ("D&O") insurance premiums.
◦In the financial services segment, Income from operations was adversely impacted by $1.1 million of higher weather related claims volume compared to the same period in the prior year. Interest income earned on the acquired loan portfolios that continue to amortize was also lower. These declines were offset by unrealized gains on marketable equity investments, as described above.

•Income before income taxes for the first quarter of fiscal year 2021 was $21.7 million, down 20.8% from $27.4 million for the first quarter of fiscal year 2020. Other income, net, declined primarily from a $0.9 million reduction in interest earned on cash and commercial loan receivables, given the lower interest rate environment. However, Interest expense declined from the repurchase of the 2007-1 securitized loan portfolio in August 2019, thereafter eliminating the related interest expense.
•Income taxes totaled $5.0 million in the first quarter of fiscal 2021, a 23.1% reported effective tax rate compared to $6.1 million in the first quarter of fiscal 2020, a 22.2% effective tax rate. The higher effective tax rate in the current quarter was primarily from lower tax benefits for the exercise of stock options compared to the same period last year.
•Net income was $16.7 million for the first quarter of fiscal year 2021, compared to net income of $21.3 million in the same quarter of the prior year, a 21.6% decrease. Diluted net income per share was $1.80 for the three months ended June 27, 2020, compared to $2.31 for the comparable period last year.
During each quarterly period, items ancillary to our core operations had the following impact on the results of operations (in millions):

	Three Months Ended
	June 27, 2020	June 29, 2019
Net revenue
Unrealized gains on marketable equity investments in the financial services segment	$1.0	$—
Selling, general and administrative expenses
Amortization of additional D&O insurance premiums	(2.1)	(2.1)
Legal and other expenses related to the SEC inquiry	(0.1)	(0.8)
Other income, net
Unrealized gains on corporate marketable equity securities	1.0	0.9
Income tax expense
Tax benefits from stock option exercises	0.3	0.6
Business Update on the COVID-19 Pandemic
In March 2020, the World Health Organization declared COVID-19 a global pandemic. The Company continued to operate substantially all of its homebuilding and retail sales facilities while working to follow COVID-19 health guidelines. The Company has worked to minimize exposure and transmission risks by implementing enhanced facility cleaning, social distancing and related protocols while continuing to serve its customers. Operational efficiencies declined from adjusting home production processes to comply with health guidelines, managing higher factory employee absenteeism, limited new-hire availability and certain building material supply shortages. Accordingly, the Company's total average plant capacity utilization rate fell to as low as approximately 45% during the early part of the first fiscal year quarter, compared to pre-pandemic levels of more than 80%. By the end of the quarter, overall plant capacity utilization rates were approximately 70% compared to approximately 80% during last year's first fiscal quarter as the Company continues to work to increase production.

Sales order activity also declined substantially at the beginning of the quarter due to the onset of COVID-19. Pandemic restrictions that began in March 2020 had a cascading effect on every point in the home sales process, including delaying some orders and sales late into the first quarter. Sales activity continuously improved over the balance of the quarter to the point where sales order rates were somewhat higher than the comparable prior year at quarter's end. Increased order volume is the result of a higher number of well-qualified home-buyers making purchase decisions supported by reduced home loan interest rates. Increased orders outpaced the challenging production environment during the quarter, raising order backlogs 20% to $157 million at June 27, 2020, compared to $131 million at June 29, 2019. This backlog of home orders excludes orders that have been paused or canceled at the request of the customer.
It is difficult to predict the future impacts on housing demand or the nature of operations at each of our locations due to the COVID-19 pandemic. However, our wholesale customers have been positive about continuing the process of delivering homes and supportive of our efforts to continue production to meet housing needs.
During the quarter, the Company ceased production and closed its Lexington, Mississippi plant, as previously announced. The Company remains available to serve wholesale customers previously served by the Lexington facility from its other production lines in the southeast.
Commenting on the quarter, Bill Boor, President and Chief Executive Officer said, "The COVID-19 pandemic has created unprecedented disruption and uncertainty, leading to operational inefficiencies in the quarter. However, we acted quickly with the safety and continued employment of our co-workers at the forefront of every decision. We remain committed to our customers, and, to the extent we can do so safely, resolve to continue our important work. Market uncertainty remains and we expect challenges to persist. After months into this pandemic, the resilience, creativity, and, most importantly, the commitment of people throughout Cavco, coupled with continuing cash generation, give me confidence that we will successfully navigate the challenges that lie ahead."
Cavco’s management will hold a conference call to review these results tomorrow, July 31, 2020, at 1:00 PM (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at https://investor.cavco.com or via telephone at + 1 (844) 348-1686 (domestic) or + 1 (213) 358-0891 (international). An archive of the webcast and presentation will be available for 90 days at https://investor.cavco.com.
Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. The Company is one of the largest producers of manufactured homes in the United States, based on reported wholesale shipments, marketed under a variety of brand names including Cavco, Fleetwood, Palm Harbor, Fairmont, Friendship, Chariot Eagle, and Destiny. The Company is also a leading producer of park model RVs, vacation cabins and systems-built commercial structures, as well as modular homes. Cavco’s finance subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Freddie Mac seller/servicer and a Ginnie Mae mortgage-backed securities issuer that offers conforming mortgages, non-conforming mortgages and home-only loans to purchasers of factory-built homes. Our insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes.

Forward-Looking Statements

Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: the impact of local or national emergencies including the COVID-19 pandemic, including such impacts from state and federal regulatory action that restricts our ability to operate our business in the ordinary course and impacts on (i) customer demand and the availability of financing for our products, (ii) our supply chain and the availability of raw materials for the manufacture of our products, (iii) the availability of labor and the health and safety of our workforce and (iv) our liquidity and access to the capital markets; our ability to successfully integrate past acquisitions or future acquisitions and the ability to attain the anticipated benefits of such acquisitions; the risk that any past or future acquisition may adversely impact our liquidity; involvement in vertically integrated lines of business, including manufactured housing consumer finance, commercial finance and insurance; information technology failures or cyber incidents; curtailment of available financing from home-only lenders; availability of wholesale financing and limited floor plan lenders; our participation in certain wholesale and retail financing programs for the purchase of our products by industry distributors and consumers, which may expose us to additional risk of credit loss; significant warranty and construction defect claims; our contingent repurchase obligations related to wholesale financing; market forces and housing demand fluctuations; net losses were incurred in certain prior periods and our ability to generate income in the future; a write-off of all or part of our goodwill; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; competition; our ability to maintain relationships with independent distributors; our business and operations being concentrated in certain geographic regions; labor shortages and the pricing and availability of raw materials; unfavorable zoning ordinances; loss of any of our executive officers; organizational document provisions delaying or making a change in control more difficult; volatility of stock price; general deterioration in economic conditions and turmoil in the credit markets; governmental and regulatory disruption, including federal government shutdowns; extensive regulation affecting manufactured housing; potential financial impact on the Company from the subpoenas we received from the Securities and Exchange Commission ("SEC"), including the risk of potential litigation or regulatory action, and costs and expenses arising from the SEC subpoenas and the events described in or covered by the SEC subpoenas, which include the Company's indemnification obligations and insurance costs regarding such matters, and potential reputational damage that the Company may suffer; and losses not covered by our director and officer insurance may be large, adversely impacting financial performance; together with all of the other risks described in our filings with the SEC. Readers are specifically referred to the Risk Factors described in Item 1A of the 2020 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any such forward-looking statements.

CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	June 27, 2020	March 28, 2020
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$270,547	$241,826
Restricted cash, current	19,600	13,446
Accounts receivable, net	38,171	42,800
Short-term investments	16,374	14,582
Current portion of consumer loans receivable, net	44,830	32,376
Current portion of commercial loans receivable, net	13,628	14,657
Current portion of commercial loans receivable from affiliates, net	803	766
Inventories	106,396	113,535
Prepaid expenses and other current assets	37,642	42,197
Total current assets	547,991	516,185
Restricted cash	335	335
Investments	30,506	31,557
Consumer loans receivable, net	44,129	49,928
Commercial loans receivable, net	20,097	23,685
Commercial loans receivable from affiliates, net	9,481	7,457
Property, plant and equipment, net	77,326	77,190
Goodwill	75,090	75,090
Other intangibles, net	14,923	15,110
Operating lease right-of-use assets	18,378	13,894
Total assets	$838,256	$810,431
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$34,658	$29,924
Accrued expenses and other current liabilities	142,193	139,930
Current portion of secured credit facilities and other	2,205	2,248
Total current liabilities	179,056	172,102
Operating lease liabilities	15,398	10,743
Secured credit facilities and other	12,307	12,705
Deferred income taxes	7,488	7,295
Stockholders’ equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common stock, $0.01 par value; 40,000,000 shares authorized; Outstanding 9,177,064 and 9,173,242 shares, respectively	92	92
Additional paid-in capital	252,672	252,260
Retained earnings	371,085	355,144
Accumulated other comprehensive income	158	90
Total stockholders’ equity	624,007	607,586
Total liabilities and stockholders’ equity	$838,256	$810,431

CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 27, 2020	June 29, 2019
Net revenue	$254,801	$264,042
Cost of sales	199,478	203,744
Gross profit	55,323	60,298
Selling, general and administrative expenses	35,323	35,264
Income from operations	20,000	25,034
Interest expense	(196)	(486)
Other income, net	1,876	2,814
Income before income taxes	21,680	27,362
Income tax expense	(5,006)	(6,080)
Net income	$16,674	$21,282

Net income per share:
Basic	$1.82	$2.34
Diluted	$1.80	$2.31
Weighted average shares outstanding:
Basic	9,174,182	9,102,685
Diluted	9,264,661	9,217,599

CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 27, 2020	June 29, 2019
Net revenue:
Factory-built housing	$238,090	$248,768
Financial services	16,711	15,274
Total net revenue	$254,801	$264,042

Gross profit:
Factory-built housing	$46,992	$52,135
Financial services	8,331	8,163
Total gross profit	$55,323	$60,298

Income from operations:
Factory-built housing	$16,255	$21,384
Financial services	3,745	3,650
Total income from operations	$20,000	$25,034

Capital expenditures	$1,856	$2,063
Depreciation	$1,426	$1,160
Amortization of other intangibles	$187	$80

Total factory-built homes sold	3,349	3,807

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